Exhibit 10.4

FORM OF

TAX ALLOCATION AGREEMENT

TAX ALLOCATION AGREEMENT (this “Agreement”), dated as of [•], 2009, is by and among Abraxis BioScience, Inc., a Delaware corporation (“ABI”), Abraxis BioScience, LLC, a Delaware limited liability company and wholly owned subsidiary of ABI (“Abraxis LLC” and together with ABI, the “ABI Parties”), and Abraxis Health, Inc., a Delaware corporation (“SpinCo”).

RECITALS

WHEREAS, ABI is the common parent of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which currently files consolidated federal Income Tax Returns (the “ABI Affiliated Group”);

WHEREAS, on the date hereof, the ABI Parties transferred and assigned all of the SpinCo Assets to SpinCo and caused SpinCo to assume all of the SpinCo Liabilities, all as more fully described in the Separation and Distribution Agreement dated as of the date hereof between the ABI Parties and SpinCo (the “Separation Agreement”);

WHEREAS, pursuant to the Separation Agreement, ABI will distribute to its stockholders on a pro rata basis all of the issued and outstanding shares of SpinCo common stock (“SpinCo Common Stock”) upon the terms and subject to the conditions set forth in the Separation Agreement (the “Share Distribution”);

WHEREAS, after the Distribution Date (as defined in the Separation Agreement), neither SpinCo nor any of the SpinCo Subsidiaries (as hereinafter defined) will be a member of the ABI Affiliated Group for federal Income Tax purposes;

WHEREAS, after the Share Distribution, the ABI Affiliated Group shall continue and ABI shall continue as the common parent of the ABI Affiliated Group for federal Income Tax purposes; and

WHEREAS, the ABI Group and the SpinCo Group (as hereinafter defined) desire on behalf of themselves and their successors to set forth their rights and obligations with respect to Taxes due for the periods before, on and after the Distribution Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    General. Capitalized terms used in this Agreement have the meanings set forth in this Agreement or, when not so defined, in the Separation Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“ABI” has the meaning set forth in the preamble.

“ABI Affiliated Group” has the meaning set forth in the first recital.

“ABI Business” has the meaning set forth in the Separation Agreement.

“ABI Group” means ABI, Abraxis LLC and their respective Subsidiaries.

“ABI Indemnified Parties” has the meaning set forth in the Separation Agreement.

“ABI Parties” has the meaning set forth in the preamble.

“ABI Subsidiary” means each direct and indirect Subsidiary of ABI, including Abraxis LLC and its Subsidiaries, other than members of the SpinCo Group.

“ABI Taxes” means (i) all Taxes imposed on the ABI Affiliated Group in all Pre-Distribution Periods, (ii) all Taxes imposed on the ABI Affiliated Group in all Post-Distribution Periods, including any Taxes arising as a result of the Share Distribution, (iii) any amount for which the ABI Parties are liable under Section 2.04 and (iv) any amount for which the ABI Parties are liable under Section 2.08.

“Abraxis LLC” has the meaning set forth in the preamble.

“Affiliate” has the meaning set forth in the Separation Agreement.

“Agreement” means this Tax Allocation Agreement as the same may be amended from time to time.

“Code” has the meaning set forth in the first recital.

“Covered Group Return” means any Tax Return (including any consolidated, combined or unitary Tax Return) that includes one or more members of both the SpinCo Group and the ABI Group for a period that ends prior to or includes the Distribution Date.

“Covered Group Tax” means any Tax reportable on a Covered Group Return.

“Final Determination” means with respect to any issue (a) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final and not subject to further appeal, (b) a closing agreement (whether or not entered into under Section 7121 of the Code) or any other binding settlement agreement (whether or not with the IRS) entered into in connection with or in contemplation of an administrative or judicial proceeding, (c) the completion of the highest level of administrative proceedings if a judicial contest is not or is no longer available or (d) any other final disposition, including by reason of the expiration of the applicable statute of limitations.

“Income Tax” means any Tax measured by or imposed on or in lieu of net income.

“Income Tax Return” means any Tax Return relating to Income Taxes.

“Indemnifiable Losses” has the meaning set forth in the Separation Agreement.

“Independent Firm” has the meaning set forth in Article VI.

“IRS” means the United States Internal Revenue Service.

“Person” has the meaning set forth in the Separation Agreement.

“Post-Distribution Period” means any Taxable period (or portion thereof) beginning after the Distribution Date and the portion of any Straddle Period beginning after the Distribution Date.

“Pre-Distribution Period” means any Taxable period (or portion thereof) that ends on or before the close of the Distribution Date and the portion of any Straddle Period ending on the Distribution Date.

“Separation Agreement” has the meaning set forth in the second recital.

“Share Distribution” has the meaning set forth in the third recital.

“SpinCo” has the meaning set forth in the preamble.

“SpinCo Assets” has the meaning set forth in the Separation Agreement.

“SpinCo Business” has the meaning set forth in the Separation Agreement.

“SpinCo Common Stock” has the meaning set forth in the third recital.

“SpinCo Group” means SpinCo and the SpinCo Subsidiaries.

“SpinCo Indemnified Parties” has the meaning set forth in the Separation Agreement.

“SpinCo Subsidiary” has the meaning set forth in the Separation Agreement.

“SpinCo Taxes” means (i) all Taxes imposed on the SpinCo Group in all Post-Distribution Periods (excluding any amount for which the ABI Parties are liable under Section 2.04) and (ii) any amount for which SpinCo is liable under Section 2.08.

“Straddle Period” shall mean any complete Tax period that includes but does not end on the Distribution Date. In the case of any Taxes that are payable for a Straddle

Period, the portions of such Tax that are imposed in the Pre-Distribution Period shall be deemed to be:

(i) in the case of any Tax other than Income Taxes, the amount of such Tax for the Straddle Period multiplied by a fraction the numerator of which is the number of days in the Straddle Period on or prior to the Distribution Date, and the denominator of which is the number of all days in the entire Straddle Period; and

(ii) in the case of any Income Tax, the amount that would be payable if the relevant Tax period ended on the Distribution Date.

“Subsidiary” means, when used with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) has the meaning set forth in the Separation Agreement.

“Tax Carryover Attribute” has the meaning specified in Section 2.07(a).

“Tax Return” means any return, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Transfer Taxes” has the meaning set forth in Section 2.04.

ARTICLE II

TAX RETURNS, TAX PAYMENTS AND TAX SHARING OBLIGATIONS

SECTION 2.01.    Obligations to File Tax Returns.

(a) The ABI Parties shall prepare and timely file or cause to be prepared and timely filed all Tax Returns, including Covered Group Returns, with respect to any member of the SpinCo Group or the ABI Group that are due (after taking into account any extensions properly filed) on or before the Distribution Date.

(b) From and after the Distribution Date, the ABI Parties shall prepare and timely file or cause to be prepared and timely filed (i) all Covered Group Returns and (ii) any Tax Returns with respect to any member of the ABI Group.

(c) From and after the Distribution Date, SpinCo shall prepare and timely file or cause to be prepared and timely filed any Tax Returns with respect to any member of the SpinCo Group not described in paragraph (b) above.

(d) All Covered Group Returns and all other Tax Returns relating to any member of the SpinCo Group that are required to be filed by the ABI Parties pursuant to this Agreement, shall (to the extent permitted by Applicable Laws) be prepared on a basis consistent with the elections, methods of accounting, positions, conventions and principles of taxation and the manner in which any Tax item or other information is reported as reflected in comparable Tax Returns filed before the date of this Agreement; provided, that a different method can be used (x) with the prior written consent of SpinCo, which consent shall not be unreasonably withheld or (y) to the extent necessary to comply with any change in Applicable Laws.

(e) The ABI Parties or SpinCo, as the case may be, shall bear 100% of out-of-pocket costs, including accountants’ and attorneys’ fees, incurred in preparing any Tax Returns it is responsible for preparing and filing under Section 2.01.

SECTION 2.02.    Obligation to Remit Taxes. The ABI Parties and SpinCo shall each timely remit or cause to be timely remitted any Taxes due in respect of any Tax Return it is required to file or cause to be filed pursuant to Section 2.01.

SECTION 2.03.    Tax Indemnity; Prior Agreements; Refunds.

(a) From and after the Distribution Date, SpinCo shall indemnify, defend and hold harmless the ABI Indemnified Parties from and against any and all Indemnifiable Losses incurred or suffered by one or more of the ABI Indemnified Parties in connection with, relating to, arising out of, or due to, directly or indirectly, any SpinCo Taxes. Any amount payable by SpinCo to the ABI Parties with respect to any Tax pursuant to this Section 2.03(a) shall be reduced by any direct or indirect payments made by SpinCo or any SpinCo Affiliate with respect to such Tax after the Distribution Date to any ABI Indemnified Party.

(b) From and after the Distribution Date, the ABI Parties shall indemnify, defend and hold harmless the SpinCo Indemnified Parties from and against any and all Indemnifiable Losses incurred or suffered by one or more of the SpinCo Indemnified Parties in connection with, relating to, arising out of, or due to, directly or indirectly, any ABI Taxes (including, for the avoidance of doubt, any ABI Taxes arising from a redetermination thereof from an audit or examination of a Pre-Distribution Period). Any amount payable by the ABI Parties to SpinCo with respect to any Tax pursuant to this Section 2.03(b) shall be reduced by any direct or indirect payments made by the ABI Parties or any ABI Affiliate with respect to such Tax after the Distribution Date to any SpinCo Indemnified Party.

(c) Any and all prior Tax sharing agreements or practices between the ABI Parties or any ABI Subsidiary, on the one hand, and SpinCo or any SpinCo Subsidiary,

on the other hand, shall automatically be terminated as of the Distribution Date (other than any such agreements set forth in the Transaction Agreements).

(d) From and after the Distribution Date, SpinCo shall be entitled to any refund of or credit for SpinCo Taxes. From and after the Distribution Date, the ABI Parties shall be entitled to any refund of or credit for ABI Taxes.

SECTION 2.04.    Transfer Taxes.

The ABI Parties shall be liable for any sales, transfer, value added or other similar Taxes or fees (including all real estate transfer Taxes, real estate recording fees, patent, copyright, and trademark recording fees and similar items relating to patents, copyrights and trademarks) payable in connection with the transactions contemplated by the Separation Agreement (the “Transfer Taxes”). The parties agree to timely sign and deliver such certificates or forms as are requested by the other party and may be necessary or appropriate to enable such party to file promptly and timely the Tax Returns for such Transfer Taxes with the appropriate Taxing authorities and remit payment of the Transfer Taxes.

SECTION 2.05.    Options; Pre-Closing vs. Post Closing Issues.

(a) Notwithstanding any other provision of this Agreement, any amount arising by virtue of (i) the exercise after the Distribution Date of any compensatory option to acquire ABI Common Stock or (ii) the vesting after the Distribution Date of any restricted stock units in ABI, shall be deductible by ABI if the holder of such option or restricted stock unit is employed by ABI or an ABI Subsidiary on the date of exercise or vesting, as applicable, and deductible by SpinCo, if the holder of such option or restricted stock unit is employed by SpinCo or a SpinCo Subsidiary on the date of exercise or vesting, as applicable, in each case except as otherwise determined by a Final Determination.

(b) To the extent required by Applicable Laws, the Taxable year of each member of the SpinCo Group shall close at the end of the Distribution Date and the Taxable income of such year for Income Tax purposes shall be computed taking into account the principles of Treasury Regulation Section 1.1502-76(b) or of a corresponding provision under the laws of an applicable state, local, municipal or foreign jurisdiction, except that no “ratable allocation election” for extraordinary items as defined thereunder will be made.

SECTION 2.06.     Tax Attributes.

(a) Research and development credit carryforwards shall be computed and allocated between the SpinCo Business and the ABI Business based on the group that generated such item, except to the extent otherwise provided under Applicable Laws. To the extent that a credit relates to the SpinCo Business but cannot as a matter of law be so allocated, the amount of such Tax benefit shall reduce any payment obligation of SpinCo under this Agreement. To the extent that the amount of any such Tax benefit exceeds any payment obligation of SpinCo under this Agreement, the ABI Parties shall pay the amount of such excess to SpinCo.

(b) Other Tax benefit carryforwards to Post-Distribution Periods, including net operating loss carryforwards, net capital loss carryforwards, and foreign Tax credit carryforwards shall be for the account and benefit of the ABI Parties.

SECTION 2.07.    Carryback Provisions. Unless the parties otherwise agree in writing, SpinCo and the ABI Parties shall elect and shall cause each of the SpinCo Subsidiaries to elect, where permitted by Applicable Laws, to carry forward any loss, credit or similar Tax attribute arising in a Post-Distribution Period, with respect to a Covered Group Return (“Tax Carryover Attribute”) that could, in the absence of such election, be carried back to a Pre-Distribution Period. Any refund or credit of Taxes resulting from the required carryback to a Covered Group Return of any Tax Carryover Attribute attributable to the SpinCo Business arising in a Post-Distribution Period shall be for the account and benefit of SpinCo. Any refund, credit or offset of Taxes resulting from the carryback of any Tax Carryover Attribute attributable to the ABI Business arising in a Post-Distribution Period shall be for the account and benefit of the ABI Parties.

SECTION 2.08.    Combined Tax Returns. From and after the Distribution Date, if the ABI Parties and SpinCo shall be required to file a combined Tax Return in California (a “Combined Return”), (i) the ABI Parties shall prepare and timely file or cause to be prepared and timely filed such Combined Return; (ii) the ABI Parties shall timely remit or cause to be timely remitted any Taxes due in respect of such Combined Return; and (iii) the respective liability of each of the parties with respect to the Taxes due in respect of such Combined Return shall be determined in accordance with Cal. Code Regs., tit. 18, § 25106.5. The amount of the respective liability of SpinCo shall be SpinCo Taxes and the amount of the respective liability of the ABI Parties shall be ABI Taxes.

SECTION 2.09.    General Tax Payments. The ABI Parties and SpinCo shall give each other prompt written notice of any indemnity or other payment that may be due under this Agreement, provided that any failure to notify shall not cause any party to forfeit substantive rights, except to the extent the other party is materially prejudiced thereby. Any payment that may be due under this Agreement is to be made by wire transfer of immediately available funds to the account designated by the ABI Parties or SpinCo in such notice or by any other method as shall be agreed upon by the ABI Parties and SpinCo. If any party required to make a payment hereunder fails to make such payment within 10 Business Days of written request by the party to whom the payment is due, the amount due shall bear interest at a rate equal to the prime rate of Citibank, N.A. in effect on the date such payment was required to be made plus 2%.

ARTICLE III

TAX CONTROVERSY PROCEDURES

(a) The ABI Parties shall have the right to control the conduct and disposition of all audits or other proceedings with respect to any Covered Group Tax. The ABI Parties shall have the right, in its reasonable discretion, to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any Tax controversy, including (without limitation) any audit, protest or claim for refund, competent authority proceeding and litigation in Tax Court or any other court of competent jurisdiction (a “Tax Controversy”), with respect to any Covered Group Tax. Such control rights shall extend to any matter pertaining to the management and control of a Tax Controversy, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax issue and SpinCo shall issue to the ABI Parties any powers of attorney or consents as are necessary to permit ABI to exercise such rights. Any costs incurred in the handling or contesting of a Tax Controversy shall be borne by the ABI Parties.

(b) Notwithstanding the foregoing, to the extent any such Tax Controversy relates to (i) any Tax Return with respect to any member of the SpinCo Group or any Combined Return or (ii) the tax treatment of the Share Distribution, SpinCo shall have the right to participate in such Tax Controversy at its own expense and, to the extent any settlement of such Tax Controversy could materially adversely affect SpinCo or its stockholders, the ABI Parties shall not settle such proceeding without the prior written consent of the SpinCo, which consent shall not be unreasonably withheld. The ABI Parties shall issue to SpinCo any powers of attorney or consents as are necessary to permit SpinCo to so participate.

ARTICLE IV

COOPERATION

The following provisions shall apply from and after the Distribution Date.

SECTION 4.01.    Inconsistent Actions. For all Post-Distribution Periods, each party to this Agreement agrees to, and to cause each of its Affiliates to, in the absence of a controlling change in Applicable Laws or circumstances and unless otherwise required by a Final Determination, report on all Tax Returns the Tax consequences of the transactions undertaken pursuant to the Transaction Agreements in accordance with the positions taken with respect to such transactions to the extent reported on Covered Group Returns filed in respect of such transactions.

SECTION 4.02.    Cooperation with Respect to Tax Return Filings, Examinations and Tax Related Controversies. In addition to any obligations imposed pursuant to the Separation Agreement, each party shall fully cooperate with the other party and its representatives, in a prompt and timely manner, in connection with (i) the preparation and filing of and (ii) any inquiry, audit, redetermination, examination, investigation, dispute or litigation involving any Tax Return required to be filed by such other party pursuant to this Agreement. Such cooperation shall include, but not be limited to, (A) the execution and delivery to such other party of any power of attorney required to allow such other party and its counsel to participate in or control any inquiry, audit or other administrative proceeding and to assume the defense or prosecution, as the case may be, of any suit, action or proceeding pursuant to the terms of and subject to the conditions set forth in Article III, and (B) making available, during normal business hours, and within 15 days of any written request therefor, all books, records and information, and the assistance of all officers and employees, necessary or useful in connection with the preparation of any Tax return or any Tax inquiry, audit, redetermination, examination, investigation, dispute, litigation or any other matter.

ARTICLE V

RETENTION OF RECORDS; ACCESS

The SpinCo Group and the ABI Group shall retain all Information in accordance with Section 7.4 of the Separation Agreement. At or prior to the Distribution Date, the ABI Parties shall make available to SpinCo to copy all consolidated, combined and unitary Tax Returns of the SpinCo Group and all notes, workpapers, correspondence and other records related thereto. Thereafter, for a period of seven years following the Share Distribution, upon Spinco’s written request, the ABI Parties shall make available to SpinCo to copy all consolidated, combined and unitary Tax Returns of the SpinCo Group and all notes, workpapers, correspondence and other records related thereto.

ARTICLE VI

DISPUTES

From and after the Distribution Date, if SpinCo and the ABI Parties cannot agree on the calculation of any liability under this Agreement, or the interpretation or application of any provision under this Agreement, either party may provide to the other party written notice of intent to invoke the dispute resolution procedures of this Article

VI. Within 10 days following the receipt of such written notice, SpinCo and the ABI Parties shall jointly retain a nationally recognized law firm or “big four” accounting firm, which firm is independent of both parties (the “Independent Firm”), to resolve the dispute. If the parties cannot jointly agree on an Independent Firm to resolve the dispute within the 10 day period, then each party shall select a nationally recognized law firm or “big four” accounting firm, which firm is independent of both parties, and both law or accounting firms shall jointly select an Independent Firm which shall make the determination under this Article VI. The Independent Firm shall act as an arbitrator to resolve all points of disagreement and its decision shall be final and binding upon all parties involved. The Independent Firm shall determine the appropriate outcome based upon this Agreement with respect to each disputed item. The Independent Firm shall have 90 days from the date that it is selected in which to make such determinations, unless SpinCo and the ABI Parties mutually agree on an extension of such period or the Independent Firm, in its discretion, determines that an extension of such period is warranted by exceptional circumstances. SpinCo and the ABI Parties shall provide the Independent Firm with such information or documentation as the Independent Firm deems in its discretion to be necessary for it to make the determinations requested of it. Any determination by the Independent Firm shall be in writing. Following the decision of the Independent Firm, SpinCo and the ABI Parties shall each take or cause to be taken any action necessary to implement the decision of the Independent Firm. The fees and expenses relating to the Independent Firm shall be borne by the party that such Independent Firm determines has lost the dispute.

ARTICLE VII

SURVIVAL OF LIABILITIES

Notwithstanding any other provision in this Agreement, any liabilities under this Agreement shall survive for 60 days following any applicable statute of limitation; provided, however, that each party may continue to demand the full amount of payment to be made with respect to any such liabilities under this Agreement and such liabilities shall continue to survive until paid in full in accordance with this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01.    Entire Agreement; Construction. This Agreement, the Separation Agreement, and the other Transaction Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter. Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there is a conflict relating to Taxes between the provisions of this Agreement and the provisions of the Separation

Agreement or any other Transaction Agreements, the provisions of this Agreement shall control.

SECTION 8.02.    Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will remain in full force and effect and survive the Distribution Date.

SECTION 8.03.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

SECTION 8.04.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) upon confirmation of receipt if delivered by telefacsimile, (iii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iv) when received if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) If to the ABI Parties:

Abraxis BioScience, Inc.

Abraxis BioScience, LLC

[•]

[•]

Fax: [•]

Attention: Chief Executive Officer

With a copy to:

Abraxis BioScience, Inc.

Abraxis BioScience, LLC

[•]

[•]

Fax: [•]

Attention: General Counsel

(b) If to SpinCo, to:

Abraxis Health, Inc.

11755 Wilshire Boulevard

Suite 2000

Fax: (310) 998-8553

Attention: Chief Executive Officer

With a copy to:

Abraxis Health, Inc.

11755 Wilshire Boulevard

Suite 2000

Fax: (310) 998-8553

Attention: General Counsel

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

SECTION 8.05.    Consent to Jurisdiction. The ABI Parties and SpinCo irrevocably agree that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns may be brought and determined in any federal or state court located in the State of Delaware, and the ABI Parties and SpinCo hereby irrevocably submit with regard to any such action or proceeding for themselves and in respect to their property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. The ABI Parties and SpinCo hereby irrevocably waive, and agree not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, the transactions contemplated hereby, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by Applicable Laws, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 8.06.    Amendments. This Agreement cannot be amended except by a written agreement executed by SpinCo and the ABI Parties.

SECTION 8.07.    Assignment. No party to this Agreement will (or permit any of the members of its Group to) convey, assign or otherwise transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other parties in their sole and absolute discretion. Any conveyance, assignment or transfer requiring the prior written consent of the other parties pursuant to this Section 8.07 that is made without such consent will be void ab initio. No assignment of this Agreement will relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of SpinCo under this Agreement shall be binding upon any Person that acquires all or substantially all the assets or stock of SpinCo, whether by merger, amalgamation or consolidation, asset purchase, stock purchase or subscription or otherwise, and SpinCo shall not enter into any agreement for any such transaction that does not so expressly provide in writing. The obligations of the ABI Parties under this Agreement shall be binding upon any Person that acquires all or substantially all the assets or stock of ABI, whether by merger, amalgamation or consolidation, asset purchase, stock purchase or subscription or otherwise, and the ABI Parties shall not enter into any agreement for any such transaction that does not so expressly provide in writing.

SECTION 8.08.    Captions; Currency. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement. Unless otherwise specified, all references contained in this Agreement, in any schedule referred to herein or in any instrument or document delivered pursuant hereto to dollars or “$” shall mean United States Dollars.

SECTION 8.09.    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

SECTION 8.10.    Parties in Interest. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any Person not a party hereto, and no Person other than the parties hereto or their respective successors and permitted assigns will acquire or have any benefit, right, remedy or claim under or by reason of this Agreement.

SECTION 8.11.    Schedules. All schedules attached hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Capitalized terms used in the schedules hereto but not otherwise defined therein will have the respective meanings assigned to such terms in this Agreement.

SECTION 8.12.    Waivers; Remedies. Any agreement on the part of a party hereto to waive the performance by the other party of any of its covenants hereunder shall be valid only if set forth in a written instrument signed on behalf of such party. No failure or delay on the part of either the ABI Parties or SpinCo in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of either the ABI Parties or SpinCo of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

SECTION 8.13.    Counterparts. This Agreement may be executed in separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

SECTION 8.14.    Performance. The ABI Parties will cause to be performed and hereby guarantee the performance of all actions, agreements and obligations set forth herein to be performed by any of their respective Subsidiaries. SpinCo will cause to be performed and hereby guarantee the performance of all actions, agreements and obligations set forth herein to be performed by any of its Subsidiaries.

SECTION 8.15.    Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to pursue specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 8.16.    Interpretation. Any reference herein to any federal, state, local or foreign law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (b) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement and (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”.

SECTION 8.17.    Mutual Drafting. This Agreement shall be deemed to be the joint work product of the ABI Parties and SpinCo and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

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IN WITNESS WHEREOF, the parties have caused this Tax Allocation Agreement to be executed by their duly authorized representatives.

ABRAXIS BIOSCIENCE, INC.

By:
Name:
Title:

ABRAXIS BIOSCIENCE, LLC

By:
Name:
Title:

ABRAXIS HEALTH, INC.

By:
Name:
Title: